Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2015

- Net revenues increased 9% at constant rates to US$ 126.1 million -
- OIBDA improved US$ 14.8 million to US$ 11.4 million -
- Free cash flow grew US$ 14.5 million to US$ 23.3 million -

HAMILTON, BERMUDA, April 29, 2015 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months ended March 31, 2015.

Net revenues for the first quarter ended March 31, 2015 increased 9% at constant rates to US$ 126.1 million, led by 9% like-for-like growth in our television advertising revenues. OIBDA (as defined below) for the first quarter ended March 31, 2015 improved US$ 14.8 million to US$ 11.4 million as the strong revenue growth, combined with a leaner cost structure, increased profitability. Free cash flow grew US$ 14.5 million to US$ 23.3 million reflecting both the improvement in OIBDA and lower cash interest payments.

Michael Del Nin, Co-Chief Executive Officer, commented: "The results for this quarter demonstrate that the momentum that we built during last year has continued into 2015. We are particularly pleased with the breadth of the operating improvement, which was apparent across a number of our markets and has delivered a meaningful increase in OIBDA over last year despite the significant strengthening of the dollar."

Christoph Mainusch, Co-Chief Executive Officer, added: "We have maintained our audience share leadership while controlling overall costs. We intend to continue leveraging popular local content to maximize the reach we provide in excess of our commercial competitors, which should further improve our television advertising revenues when sustained economic growth resumes in the countries in which we operate."

OIBDA, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance as defined in "Segment Data and Non-GAAP Financial Measures" below.

Costs charged in arriving at OIBDA for the three months ended March 31, 2015 exclude a charge of US$ 18.2 million, which we recorded in the first quarter, related to an ongoing tax audit at Pro TV in Romania. We anticipate that the tax audit of Pro TV will be completed during the second quarter, and it is likely that there will be additional charges, which may be material, but it is currently not possible to estimate how much they will be.

- continued -

Consolidated Results for the Three Months Ended March 31, 2015

Net revenues for the three months ended March 31, 2015 were US$ 126.1 million compared to US$ 140.7 million for the three months ended March 31, 2014. Operating loss for the three months ended March 31, 2015 was US$ (17.2) million compared to an operating loss of US$ (14.7) million for the three months ended March 31, 2014. Loss from continuing operations for the three months ended March 31, 2015 was US$ (70.2) million compared to US$ (41.0) million in 2014. Fully diluted loss from continuing operations per share for the three months ended March 31, 2015 was US$ (0.51) compared to US$ (0.30) for the three months ended March 31, 2014.

OIBDA for the three months ended March 31, 2015 was US$ 11.4 million compared to US$ (3.4) million in the same period ended March 31, 2014. OIBDA margin1 for the three months ended March 31, 2015 was 9.1% compared to (2.4)% for the three months ended March 31, 2014.

Headline consolidated results for the three months ended March 31, 2015 and March 31, 2014 were:

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2015	2014	% Actual	% Lfl[2]
Net revenues	$126,133	$140,705	(10.4)%	9.1%
OIBDA	11,448	(3,395)	NM3	NM3
Operating loss	(17,239)	(14,682)	(17.4)%	(36.1)%
Loss from continuing operations	(70,243)	(41,000)	(71.3)%	(112.8)%
Fully diluted loss from continuing operations per share	$(0.51)	$(0.30)	(70.0)%	(104.0)%

1OIBDA margin is defined as the ratio of OIBDA to net revenues as defined in "Segment Data and Non-GAAP Financial Measures" below.
2 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
3Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its first quarter results on Wednesday, April 29, 2015 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-785-424-1666 ten minutes prior to the start time and reference passcode CETVQ115. The conference call will be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2015 as well as the following: the success of our efforts to increase our revenues and recapture advertising market share in the Czech Republic; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the effect of the global economic slowdown and Eurozone instability in our markets and the extent and timing of any recovery; the extent to which our liquidity constraints and debt service obligations restrict our business; our ability to refinance our existing indebtedness; our exposure to additional tax liabilities; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended March 31, 2015. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended March 31, 2015, which was filed with the Securities and Exchange Commission on April 29, 2015.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts 33 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2015	2014
Net revenues	$126,133	$140,705
Operating expenses:
Content costs	71,290	86,821
Other operating costs	17,038	21,471
Depreciation of property, plant and equipment	7,001	8,060
Amortization of broadcast licenses and other intangibles	3,499	3,227
Cost of revenues	98,828	119,579
Selling, general and administrative expenses	43,901	30,480
Restructuring costs	643	5,328
Operating loss	(17,239)	(14,682)
Interest expense, net	(40,006)	(27,799)
Foreign currency exchange loss, net	(11,489)	(630)
Change in fair value of derivatives	(1,010)	(50)
Other (expense) / income, net	(354)	35
Loss before tax	(70,098)	(43,126)
(Provision) / credit for income taxes	(145)	2,126
Loss from continuing operations	(70,243)	(41,000)
Loss from discontinued operations, net of tax	(3,288)	(7,633)
Net loss	(73,531)	(48,633)
Net loss attributable to noncontrolling interests	257	717
Net loss attributable to CME Ltd.	$(73,274)	$(47,916)

PER SHARE DATA:
Net loss per share attributable to CME Ltd.:
Continuing operations - Basic and diluted	$(0.51)	$(0.30)
Discontinued operations - Basic and diluted	(0.02)	(0.05)
Net loss per share - Basic and diluted	(0.53)	(0.35)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	146,606	146,374

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$53,289	$34,298
Other current assets	266,562	310,705
Assets held for sale	16,145	29,866
Total current assets	335,996	374,869
Property, plant and equipment, net	99,794	114,335
Goodwill and other intangible assets, net	767,874	864,776
Other non-current assets	231,231	265,380
Total assets	$1,434,895	$1,619,360

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$167,973	$179,224
Current portion of long-term debt and other financing arrangements	255,569	252,859
Other current liabilities	24,572	7,812
Liabilities held for sale	6,035	10,632
Total current liabilities	454,149	450,527
Long-term portion of long-term debt and other financing arrangements	592,546	621,240
Other non-current liabilities	64,586	46,485
Total liabilities	$1,111,281	$1,118,252

Series B Convertible Redeemable Preferred Stock	$228,067	$223,926

EQUITY
Common Stock	$10,831	$10,827
Additional paid-in capital	1,925,183	1,928,920
Accumulated deficit	(1,563,618)	(1,490,344)
Accumulated other comprehensive loss	(275,086)	(169,609)
Total CME Ltd. shareholders' equity	97,310	279,794
Noncontrolling interests	(1,763)	(2,612)
Total equity	95,547	277,182
Total liabilities and equity	$1,434,895	$1,619,360

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Three Months Ended March 31,
	2015	2014
Net cash generated from continuing operating activities	$30,755	$17,746
Net cash used in continuing investing activities	(7,429)	(8,901)
Net cash used in continuing financing activities	(851)	(1,168)
Net cash (used in) / provided by discontinued operations - operating activities	(710)	204
Net cash provided by / (used in) discontinued operations - investing activities	865	(29)
Net cash used in discontinued operations - financing activities	(41)	(516)
Impact of exchange rate fluctuations on cash and cash equivalents	(3,598)	112
Net increase in cash and cash equivalents	$18,991	$7,448

Net cash generated from continuing operating activities	$30,755	$17,746
Capital expenditure, net of proceeds from disposals	(7,429)	(8,901)
Free cash flow[4]	$23,326	$8,845

Supplemental disclosure of cash flow information:
Accretion on Series B Convertible Redeemable Preferred Stock	$4,141	$3,844

4 See "Segment Data and Non-GAAP Financial Measures" below.

Segment Data and Non-GAAP Financial Measures
We manage our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia.
We evaluate the performance of our segments based on net revenues and OIBDA. OIBDA, a non-GAAP measure, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. Our key performance measure of the efficiency of our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies. Free cash flow is defined as cash flows from continuing operating activities, less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excludes the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our chief operating decision makers when evaluating performance. Free cash flow is useful as a measure of our ability to generate cash.
Below are tables showing our net revenues and OIBDA by segment for the three months ended March 31, 2015 and March 31, 2014, together with a reconciliation of OIBDA to our condensed consolidated statements of operations:

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2015	2014
Net revenues
Bulgaria	$16,784	$19,276
Croatia	11,993	13,497
Czech Republic	34,965	39,033
Romania	33,522	36,857
Slovak Republic	17,538	18,146
Slovenia	11,480	14,261
Intersegment revenues	(149)	(365)
Total net revenues	$126,133	$140,705

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2015	2014
OIBDA
Bulgaria	$2,198	$(2,746)
Croatia	1,862	671
Czech Republic	10,091	2,713
Romania	3,361	4,326
Slovak Republic	(145)	(3,162)
Slovenia	360	515
Elimination	(50)	385
Total Operating Segments	17,677	2,702
Central	(6,229)	(6,097)
Total OIBDA	$11,448	$(3,395)

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2015	2014
Reconciliation to condensed consolidated statements of operations:
Total OIBDA:	$11,448	$(3,395)
Depreciation of property, plant and equipment	(7,001)	(8,060)
Amortization of intangible assets	(3,499)	(3,227)
Other items[5]	(18,187)	—
Operating loss	(17,239)	(14,682)

5 Other items for the three months ended March 31, 2015 consists solely of a charge related to the ongoing tax audit of Pro TV in Romania (see our Form 10-Q for the period ended March 31, 2015 for more information).